Exhibit (a)(1)(C)

Notice of Guaranteed Delivery for Tender Shares of Common Stock

of

Senomyx, Inc.

at

$1.50 Per Share of Common Stock, Net in Cash

Pursuant to the Offer to Purchase dated October 4, 2018

by

Sentry Merger Sub, Inc.

a wholly owned subsidiary of

Firmenich Incorporated

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON NOVEMBER 2, 2018 (ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON NOVEMBER 1, 2018), UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer of Sentry Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Firmenich Incorporated, a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Senomyx, Inc., a Delaware corporation, at a price per Share of $1.50, net to the seller in cash, without any interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase (together with any amendment or supplement thereto, the “Offer to Purchase”) and in the related Letter of Transmittal (together with any amendment or supplement thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) if certificates for Shares and all other required documents cannot be delivered to Computershare Trust Company, N.A. (the “Depositary”) prior to the expiration time of the Offer, the procedure for delivery by book-entry transfer cannot be completed prior to the expiration time of the Offer, or time will not permit all required documents to reach the Depositary prior to the expiration time of the Offer.

Such form may be delivered by email transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Registered or Certified Mail, or Overnight Courier: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street, Suite V Canton, MA 02021	By First Class Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011

By Email:

(for Eligible Institutions only)

CANOTICEOFGUARANTEE@computershare.com

This email address can only be used for delivery of this Notice of Guarantee Delivery.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The guarantee on the back cover page must be completed.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Sentry Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Firmenich Incorporated, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 4, 2018 (together with any amendment or supplement thereto, the “Offer to Purchase”) and in the related Letter of Transmittal (together with any amendment or supplement hereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of each of which is hereby acknowledged, the number of shares indicated below of common stock, par value $0.001 per share (the “Shares”), of Senomyx, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered

Certificate Numbers (if available)

If delivery of Shares will be by book-entry transfer:

Name of Tendering Institution

DTC Participant Number

Transaction Code Number

Name(s) of Record Owners(s)
(Please Print)

(Please Print)

Signature of Record Owner(s)

Signature of Record Owner(s)
(Signature(s) of Owner(s))

Address(es)

(Zip Code)

Area Code and Telephone Number

Dated                     , 2018

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) the New York Stock Exchange Medallion Signature Program (MSP) and or any other “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer (or a Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to all such Shares), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee (or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 3 of the Offer to Purchase) in lieu of the Letter of Transmittal), and any other required document, are received by the Depositary within two trading days after the date of execution of such Notice of Guaranteed Delivery. A “trading day” is any day on which the NASDAQ Global Select Market is open for business. DTC participants should notify the Depositary if a physical security will be delivered directly to the Depositary in connection with a guaranteed delivery that was submitted via DTC’s PTOP platform.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name(s) of Firm:

Address:

(Including Zip Code)

Area Code and Telephone Number

Authorized Signature

Name
(Please Type or Print)

Title

Dated                         , 2018

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

3